Exhibit 99.1

News Release	AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles, Missouri 63301 www.americanrailcar.com

For Release: February 23, 2011	Contact:	Dale C. Davies Michael Obertop 636.940.6000
AMERICAN RAILCAR INDUSTRIES, INC. REPORTS RESULTS FOR THE FOURTH
QUARTER AND THE YEAR ENDED DECEMBER 31, 2010
St. Charles, MO, February 23, 2011 — American Railcar Industries, Inc. (ARI or the Company) (NASDAQ: ARII) today reported its fourth quarter 2010 financial results.
“During 2010, the railcar industry saw railcar loadings increase by almost 10%, orders for approximately 30,000 new railcars and a reduction of approximately 130,000 railcars in storage, according to an independent third party industry analyst,” said James Cowan, President and CEO of ARI. “We received orders for approximately 2,590 new railcars during 2010 and order activity has begun to increase significantly thus far in 2011. Since our announcement of our intent to enter into the railcar leasing business, we have been actively quoting leases to our customers. Our railcar services segment grew by 16% in 2010 over the prior year, with 2010 revenues of $67.5 million. This growth resulted from higher volumes at our railcar repair plants and repair work performed at our railcar manufacturing plants.”
For the three months ended December 31, 2010, revenues were $95.3 million and net losses were $7.8 million or $0.37 per share. In comparison, for the three months ended December 31, 2009, revenues were $78.5 million and net earnings were $10.5 million or $0.50 per share. Net earnings for the three months ended December 31, 2009 included a pre-tax gain on the sale of corporate bonds of $20.8 million. Revenues were higher in the fourth quarter of 2010 when compared to the same period of 2009 primarily due to higher railcar shipments and increased railcar repair volumes, all partially offset by an overall decrease in average selling prices due to competitive pricing and a change in product mix. During the three months ended December 31, 2010, the Company shipped approximately 950 new railcars as compared to approximately 600 new railcars in the same period of 2009. Our new railcar order backlog was approximately 1,050 railcars as of December 31, 2010.
EBITDA, adjusted to exclude investment activity and stock based compensation expense (Adjusted EBITDA), was $2.5 million in the fourth quarter of 2010 compared to $7.9 million in the fourth quarter of 2009. This decrease was primarily due to lower gross profit margin, partially offset by an increase in railcar shipments and a decrease in selling, administrative and other costs, exclusive of stock based compensation expense. The Company’s gross profit margin decline is primarily attributable to competitive pricing. The decrease in selling, administrative and other costs, exclusive of stock based compensation expense, was primarily attributable to decreased incentive compensation and outside services. A reconciliation of the Company’s net loss to EBITDA and Adjusted EBITDA (both non-GAAP financial measures) is set forth in the supplemental disclosure attached to this press release.
The Company’s net loss for the fourth quarter of 2010 was affected by the factors discussed above, an increase in stock based compensation expense driven by the increases in the price of the Company’s stock, an increase in net interest expense, a decrease in other income due to the sale of corporate bonds in 2009 and a change to income tax benefit in 2010 from income tax expense in 2009.
For the year ended December 31, 2010, revenues were $273.6 million and net losses were $27.0 million or $1.27 per share. In comparison, for the year ended December 31, 2009, revenues were $423.4 million and net earnings were $15.5 million or $0.73 per share. Net earnings for the year ended December 31, 2009 included a pre-tax gain on the sale of corporate bonds of $23.9 million. Revenues were lower in the year ended December 31, 2010 when compared to the same period of 2009 primarily due to a decrease in railcar shipments and an overall decrease in average selling prices due to competitive pricing and a change in product mix. These decreases were partially offset by increased railcar repair volumes. During the year ended December 31, 2010, the Company shipped approximately 2,090 new railcars as compared to approximately 3,690 new railcars in the same period of 2009.
Adjusted EBITDA was $4.5 million for the year ended December 31, 2010 compared to $40.0 million in the year ended December 31, 2009. This decrease resulted primarily from decreased railcar shipment volume, a decrease in gross profit margin and an increase in joint venture losses, all partially offset by a decrease in selling, administrative and other costs, exclusive of stock based compensation expense. The Company’s gross profit margin decline is primarily attributable to decreased railcar shipments, decreased overall average selling prices due to competitive pricing and the impact of fixed costs in a low production environment. The increase in joint venture losses was primarily driven by losses, due to weak demand, at the Company’s axle joint venture, which did not begin production until the third quarter of 2009. The decrease in selling, administrative and other costs, exclusive of stock based compensation expense, was primarily attributable to a decrease in incentive compensation and outside services along with a non-recurring legal settlement recorded in the first quarter of 2009.
The Company’s net loss for the year ended December 31, 2010 was affected by the factors discussed above, an increase in stock based compensation expense driven by the increase in the price of the Company’s stock, an increase in net interest expense as a result of lower earnings on cash, a decrease in other income due to the sale of corporate bonds in 2009 and a change to income tax benefit in 2010 from income tax expense in 2009.
ARI will host a webcast and conference call on Thursday, February 24, 2011 at 10:00 am (Eastern Time) to discuss the Company’s fourth quarter and year end 2010 financial results. To participate in the webcast, please log on to ARI’s investor relations page through the ARI website at www.americanrailcar.com. To participate in the conference call, please dial 877-745-9389 and use participant code 43595060. Participants are asked to logon to the ARI website or dial in to the conference call approximately 10 to 15 minutes prior to the start time.
An audio replay of the call will also be available on the Company’s website promptly following the earnings call.
About American Railcar Industries, Inc.
American Railcar Industries, Inc. is a leading North American designer and manufacturer of hopper and tank railcars. ARI also leases, repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.
Forward Looking Statement Disclaimer
This press release contains statements relating to our expected financial performance and/or future business prospects, events and plans that are forward-looking statements. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding potential improvements in our business and the overall railcar industry, the potential for increased order activity, anticipated future production rates, our entry into the railcar leasing business, the Company’s backlog and any implication that the Company’s backlog may be indicative of future sales. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by our forward-looking statements. Other potential risks and uncertainties include, among other things: the impact of the current economic downturn, adverse market conditions and restricted credit markets, and the impact of the continuation of these conditions; our reliance upon a small number of customers that represent a large percentage of our revenues and backlog; the health of and prospects for the overall railcar industry; our prospects in light of the cyclical nature of the railcar manufacturing business and the current economic environment; anticipated trends relating to our shipments, leasing, revenues, financial condition or results of operations; our ability to manage overhead and production slowdowns; the highly competitive nature of the railcar manufacturing industry; fluctuating costs of raw materials, including steel and railcar components and delays in the delivery of such raw materials and components; fluctuations in the supply of components and raw materials ARI uses in railcar manufacturing; anticipated production schedules for our products and the anticipated financing needs, construction and production schedules of our joint ventures; the risks associated with potential joint ventures, potential acquisitions or new business endeavors; the international economic and political risks related to our joint ventures’ current and potential international operations; the risk of the lack of acceptance of new railcar offerings by our customers and the risk of initial production costs for our new railcar offerings being significantly higher than expected; the sufficiency of our liquidity and capital resources; the conversion of our railcar backlog into revenues; compliance with covenants contained in our unsecured senior notes; the impact and anticipated benefits of any acquisitions we may complete; the impact and costs and expenses of any litigation we may be subject to now or in the future; the ongoing benefits and risks related to our relationship with Mr. Carl C. Icahn (the chairman of our board of directors and, through his holdings of Icahn Enterprises LP, our principal beneficial stockholder) and certain of his affiliates; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	As of
	December 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$318,758	$347,290
Short-term investments — available for sale securities	—	3,802
Accounts receivable, net	21,002	11,409
Accounts receivable, due from affiliates	4,981	1,356
Income taxes receivable	14,939	1,768
Inventories, net	50,033	40,063
Deferred tax assets	3,029	2,018
Prepaid expenses and other current assets	2,654	4,898

Total current assets	415,396	412,604

Property, plant and equipment, net	181,255	199,349
Deferred debt issuance costs	1,951	2,568
Interest receivable, due from affiliates	187	982
Goodwill	7,169	7,169
Investment in and loans to joint ventures	48,169	41,155
Other assets	240	537

Total assets	$654,367	$664,364

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$29,334	$16,874
Accounts payable, due to affiliates	275	576
Accrued expenses and taxes	5,095	4,515
Accrued compensation	11,054	8,799
Accrued interest expense	6,875	6,875

Total current liabilities	52,633	37,639

Senior unsecured notes	275,000	275,000
Deferred tax liability	7,938	7,120
Pension and post-retirement liabilities, net of current	6,707	6,279
Other liabilities	4,313	2,686

Total liabilities	346,591	328,724

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value, 50,000,000 shares authorized, 21,316,296 and 21,302,296 shares issued and outstanding at December 31, 2010 and 2009, respectively	213	213
Additional paid-in capital	238,947	239,617
Retained earnings	67,209	94,215
Accumulated other comprehensive income	1,407	1,595

Total stockholders’ equity	307,776	335,640

Total liabilities and stockholders’ equity	$654,367	$664,364

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	For the Three Months
	Ended December 31,
	2010	2009

Revenues:
Manufacturing operations (including revenues from affiliates of $16,504 and $11,446 in 2010 and 2009, respectively)	$78,832	$64,004

Railcar services (including revenues from affiliates of $4,758 and $2,886 in 2010 and 2009, respectively)	16,458	14,456

Total revenues	95,290	78,460

Cost of revenues:
Manufacturing operations	(78,626)	(57,473)
Railcar services	(13,539)	(11,592)

Total cost of revenues	(92,165)	(69,065)

Gross profit	3,125	9,395

Selling, administrative and other (including costs from affiliates of $165 and $154 in 2010 and 2009, respectively)	(7,666)	(5,983)

(Loss) earnings from operations	(4,541)	3,412

Interest income (including interest income from affiliates of $682 and $610 in 2010 and 2009, respectively)	962	1,703
Interest expense	(5,319)	(5,347)
Other income (including income related to affiliates of $5 in both 2010 and 2009, respectively)	13	17,831
Loss from joint ventures	(1,790)	(1,767)

(Loss) earnings before income tax expense	(10,675)	15,832
Income tax benefit (expense)	2,826	(5,324)

Net (loss) earnings	$(7,849)	$10,508

Net (loss) earnings per share — basic and diluted	$(0.37)	$0.50
Weighted average shares outstanding — basic and diluted	21,303	21,302

Dividends declared per share	$—	$—

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	For the Years Ended December 31,
	2010	2009
Revenues:
Manufacturing operations (including revenues from affiliates of $81,905 and $105,216 in 2010 and 2009, respectively)	$206,094	$365,329

Railcar services (including revenues from affiliates of $15,041 and $14,434 in 2010 and 2009, respectively)	67,469	58,102

Total revenues	273,563	423,431

Cost of revenues:
Manufacturing operations	(210,269)	(329,025)
Railcar services	(54,353)	(47,015)

Total cost of revenues	(264,622)	(376,040)

Gross profit	8,941	47,391

Selling, administrative and other (including costs from affiliates of $627 and $616 in 2010 and 2009, respectively)	(25,591)	(25,141)

(Loss) earnings from operations	(16,650)	22,250

Interest income (including interest income from affiliates of $2,620 and $986 in 2010 and 2009, respectively)	3,519	6,613
Interest expense	(21,275)	(20,909)
Other income (including income related to affiliates of $17 and $9 in 2010 and 2009, respectively)	394	20,869
Loss from joint ventures	(7,789)	(6,797)

(Loss) earnings before income tax expense	(41,801)	22,026
Income tax benefit (expense)	14,795	(6,568)

Net (loss) earnings	$(27,006)	$15,458

Net (loss) earnings per share — basic and diluted	$(1.27)	$0.73
Weighted average shares outstanding — basic and diluted	21,302	21,302

Dividends declared per share	$—	$0.06

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Years Ended
	December 31,
	2010	2009
Operating activities:
Net (loss) earnings	$(27,006)	$15,458
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation	23,597	23,405
Amortization of deferred costs	699	718
Loss on disposal of property, plant and equipment	33	222
Stock based compensation	5,358	1,174
Change in interest receivable, due from affiliates	796	(982)
Change in joint venture investment as a result of loss	7,789	6,797
Unrealized loss on derivative assets	—	88
(Benefit) provision for deferred income taxes	(438)	1,492
Provision (adjustment) for losses on accounts receivable	113	(101)
Item related to investing activities:
Realized loss on derivative assets	—	10
Realized gain on sale of short-term investments — available for sale securities	(379)	(23,825)
Impairment of short-term investments — available for sale securities	—	2,884
Changes in operating assets and liabilities:
Accounts receivable, net	(9,664)	28,483
Accounts receivable, due from affiliates	(3,625)	8,928
Income taxes receivable	(13,171)	(1,768)
Inventories, net	(9,925)	57,260
Prepaid expenses and other current assets	2,244	331
Accounts payable	12,446	(25,366)
Accounts payable, due to affiliates	(301)	(4,617)
Accrued expenses and taxes	(486)	(5,517)
Other	(221)	(931)

Net cash (used in) provided by operating activities	(12,141)	84,143
Investing activities:
Purchases of property, plant and equipment	(6,144)	(15,047)
Sale of property, plant and equipment	163	71
Purchases of short-term investments — available for sale securities	—	(36,841)
Sales of short-term investments — available for sale securities	4,180	60,795
Realized loss on derivative assets	—	(10)
Investments in and loans to joint ventures	(14,891)	(35,810)

Net cash used in investing activities	(16,692)	(26,842)
Financing activities:
Common stock dividends	—	(1,917)
Proceeds from stock option exercises	294	—

Net cash provided by (used in) financing activities	294	(1,917)

Effect of exchange rate changes on cash and cash equivalents	7	118
(Decrease) increase in cash and cash equivalents	(28,532)	55,502
Cash and cash equivalents at beginning of year	347,290	291,788

Cash and cash equivalents at end of year	$318,758	$347,290

RECONCILIATION OF NET (LOSS) EARNINGS TO EBITDA AND ADJUSTED EBITDA
(In thousands, unaudited)

	Three months ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net (loss) earnings	$(7,849)	$10,508	$(27,006)	$15,458
Income tax (benefit) expense	(2,826)	5,324	(14,795)	6,568
Interest expense	5,319	5,347	21,275	20,909
Interest income	(962)	(1,703)	(3,519)	(6,613)
Depreciation	5,820	5,928	23,597	23,405

EBITDA	$(498)	$25,404	$(448)	$59,727

Expense related to stock appreciation rights compensation [1]	3,005	322	5,358	1,174
Other income on short-term investment activity	—	(17,826)	(379)	(20,858)

Adjusted EBITDA	$2,507	$7,900	$4,531	$40,043

[1]	SARs are cash settled at time of exercise
EBITDA represents net (loss) earnings before income tax (benefit) expense, interest expense (income), net of depreciation of property, plant and equipment. The Company believes EBITDA is useful to investors in evaluating ARI’s operating performance compared to that of other companies in the same industry. In addition, ARI’s management uses EBITDA to evaluate operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. generally accepted accounting principles (U.S. GAAP). Accordingly, when analyzing the Company’s operating performance, investors should not consider EBITDA in isolation or as a substitute for net (loss) earnings, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.
Adjusted EBITDA represents EBITDA before share based compensation expense related to stock appreciation rights (SARs), and before gains or losses on investments and derivative instruments. We believe that Adjusted EBITDA is useful to investors evaluating our operating performance, and management also uses Adjusted EBITDA for that purpose. Our SARs (which settle in cash) are revalued each quarter based primarily upon changes in our stock price. Management believes that eliminating the expense and income associated with our stock based compensation, investments and derivates allows us and our investors to understand better our operating results independent of financial changes caused by the fluctuating price and value of our common stock, investments and derivative instruments. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net (loss) earnings, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.